STOCK SUBSCRIPTION AGREEMENT

BY AND BETWEEN

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

 (“BUYER”)

AND

PROBE MANUFACTURING, INC.

(“COMPANY”)

__________________, 2006

TABLE OF CONTENTS

ARTICLE I SALE AND TRANSFER OF SUBSCRIPTION SHARES; CLOSING

1.1

Sale and Purchase of Subscription Shares

1.2

Subscription Price

1.3

Closing

1.4

Subscription Closing Obligations

ARTICLE II

OPTION TO ACQUIRE ADDITIONAL SHARES

2.1

Option to Purchase Additional Shares

2.2

Option Price

2.3

Term of Option.

2.4

Exercise of Option

2.5

Option Closing Obligations

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY

3.1

Organization, Existence and Good Standing

3.2

Foreign Good Standing

3.3

Power, Authority and Enforceability of the Company

3.4

No Conflict

3.5

Capitalization.

3.6

Subsidiaries

3.7

Filings with SEC.

3.8

Financial Statements

3.9

Books and Records

3.10

Title to Properties; Encumbrances

3.11

Real Property

3.12

Condition and Sufficiency of Assets

3.13

Accounts Receivable

3.14

Inventory

3.15

No Undisclosed Liabilities

3.16

Taxes

3.17

Bank Accounts

3.18

Employee Benefits

3.19

Compliance with Legal Requirements

3.20

Governmental Authorizations

3.21

Legal Proceedings; Orders

3.22

Absence of Certain Changes and Events

3.23

Contracts; No Defaults

3.24

Material Adverse Changes

3.25

Insurance

3.26

Environmental Matters

3.27

Employees/Representatives

3.28

Labor Relations; Compliance

3.29

Intellectual Property

3.30

Product Warranty

3.31

Product Liability

3.32

Customers and Commitments

3.33

Finders or Broker Fees

3.34

Competitive Interest

3.35

Related Party Transactions.

3.36

Name; Prior Transactions

3.37

Permits

3.38

Charitable Obligations

3.39

Commercial Bribery

3.40

Disclosure

3.41

Litigation and Claims

3.42

Decrees, Orders or Arbitration Awards

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

4.1

Organization and Good Standing

4.2

Authority; No Conflict

4.3

Certain Proceedings

ARTICLE V COVENANTS OF COMPANY PRIOR TO CLOSING DATE

5.1

Access and Investigation

5.2

Operation of the Business of Each Acquired Company

5.3

Requirement; Approvals

5.4

Notification

5.6

No Solicitation or Negotiation

5.7

Best Efforts

5.8

Minimum Working Capital

5.9

Limitation on Liabilities

ARTICLE VI COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1

Approvals of Governmental Bodies

6.2

Best Efforts

ARTICLE VII CONDITIONS PRECEDENT OF BUYER’S OBLIGATION TO CLOSE

7.1

Accuracy of Representations

7.2

Satisfactory Due Diligence

7.3

Company’s Performance.

7.4

HSR/Consents

7.5

Additional Documents

7.6

No Proceedings

7.7

No Prohibition

7.8

Voting Agreement.

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATION OF   COMPANY TO CLOSE

8.1

Accuracy of Representations

8.2

Buyer’s Performance

8.3

HSR

8.4

No Injunction

ARTICLE IX TERMINATION

9.1

Termination Events

9.2

Effect of Termination

ARTICLE X INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS

10.1

Survival; Right to Indemnification Not Affected by Knowledge

10.2

Indemnification and Payment of Damages by the Company

10.3

Indemnification and Payment of Damages by Buyer

10.4

Survival of Representations and Warranties

10.5

Interest

ARTICLE XI DEFINITIONS

ARTICLE XII GENERAL PROVISIONS

12.1

Confidentiality

12.2

Expenses

12.3

Schedules

12.4

Public Announcements

12.5

Arbitration

12.6

Notices

12.7

Certain Taxes

12.8

Further Assurances

12.9

Waiver

12.10

Entire Agreement and Modification

12.11

Construction

12.12

Assignments; Successors; No Third Party Rights

12.13

Severability

12.14

Section Headings

12.15

Time of Essence

12.16

Governing Law

12.17

Arm’s Length Negotiations

12.18

Counterparts/Facsimile Signatures

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of this _____ day of ____________, 2006, by and between, QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (“Buyer”), and PROBE MANUFACTURING, INC., a Nevada corporation (“Company”).  Capitalized terms used herein are defined in  unless defined in the context in which such term is first used.

R E C I T A L S :

A.

The Company is engaged in the business of manufacturing electronics and providing manufacturing services to original equipment manufacturers (“OEM’s”) of industrial, automotive, semiconductor, medical, communication, military and high technology products (the “Business”).

B.

Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Buyer and the Buyer desires to purchase from the Company shares of the Company’s common stock.

C.

Subject to the terms and conditions set forth in this Agreement, the Company desires to grant Buyer an option to acquire from the Company additional shares of the Company’s common stock.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises representations, warranties and covenants herein contained, the parties agree as follows:

Table of Contents

  ARTICLE ISALE AND TRANSFER OF SUBSCRIPTION SHARES; CLOSING
    1.1
    Sale and Purchase of Subscription Shares
    1.2
    Subscription Price
      1.2.1
      A rent credit (“Rent Credit”) in the amount of Two Hundred Eighty Eight Thousand Nine Hundred and Seventy Two Dollars ($288,972) to be used to offset rent due and owing to Buyer from the Company following the Closing pursuant to the Sublease Agreement.
      1.2.2
      A service credit (“Service Credit”) in the amount of Seven Hundred Eleven Thousand and Twenty Eight ($711,028) to be used to offset amounts due and owing to Buyer from the Company for services to be provided by the Buyer to the Company following the Closing at the Buyer’s standard billing rates which are set forth on Schedule 1.2.2 attached hereto.   Such service shall include, but not be limited to, testing, engineering support and administrative services.
      The Subscription Price Credits must be fully utilized by the Company on or before September 29, 2010.   If not fully utilized by such date, the Subscription Price Credits will expire and the Buyer will have no further obligation to offset any amounts due and owing by the Company to the Buyer for rent or other services rendered by the Buyer.
      1.2.3   Buyer will also grant to Seller an exclusive worldwide license as is, or modified as deemed by Seller, all of its existing and future alternate fuel products, systems, engines and other related technologies including software and hardware to be used in standby power generation and after market automotive CNG conversion and second stage performance industries worldwide through a licensing agreement free of any further royalty and pursuant to terms of the License Agreement attached hereto as Exhibit 1.2.3 and incorporated herein by reference.
    1.3
    Closing
    1.4
    Subscription Closing Obligations
      1.4.1
      The Company will deliver the following to Buyer (collectively the “Company’s Closing Documents”):
      1.4.2
      Buyer will deliver to the Company:
  ARTICLE II
  OPTION TO ACQUIRE ADDITIONAL SHARES
    2.1
    Option to Purchase Additional Shares
    2.2
    Option Price
    2.3
    Term of Option.
    2.4
    Exercise of Option
    2.5
    Option Closing Obligations
      2.5.1
      The Company will deliver the following to Buyer:
      2.5.2
      Buyer will deliver to the Company:
  ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF COMPANY
    3.1
    Organization, Existence and Good Standing
    3.2
    Foreign Good Standing
    3.3
    Power, Authority and Enforceability of the Company
    3.4
    No Conflict
    3.5
    Capitalization.
    3.6
    Subsidiaries
    3.7
    Filings with SEC.
    3.8
    Financial Statements
    3.9
    Books and Records
    3.10
    Title to Properties; Encumbrances
    3.11
    Real Property
      3.11.1
      The Company does not nor has it ever owned any real property.
      3.11.2
      Schedule   lists and describes all real property or interests in real property leased or subleased to or by the Company (“Leased Property”).   The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 3.11.2.
    3.12
    Condition and Sufficiency of Assets
    3.13
    Accounts Receivable
    3.14
    Inventory
    3.15
    No Undisclosed Liabilities
    3.16
    Taxes
      3.16.1
      Except as disclosed in Schedule 3.16.1, the Company has filed or caused to be filed, on a timely basis including lawful extensions, all Tax Returns that are or were required to be filed by or with respect to them, pursuant to applicable Legal Requirements.   The Company has paid all Taxes that have or may have become due pursuant to those Tax Returns, any Legal Requirement or otherwise, or pursuant to any assessment received by the Company.   The Company does not have any Liability for Taxes, except for Taxes reserved in its Interim Financial Statement and accrued in the Ordinary Course of Business since the date thereof.
      3.16.2
      Schedule   contains a complete and current list of all audits of or adjustments to all Tax Returns ending within the six (6) year period immediately preceding the date of the Interim Financial Statements, including a detailed description of the nature, proposed adjustments and outcome of each audit.   Except as described in Schedule , the Company has not given or been requested to give waivers or extensions (or are or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by the Company or for which the Company may be liable.   All deficiencies proposed as a result of such audits have been paid.
      3.16.3
      The charges, accruals, and reserves with respect to Taxes in the Financial Statements of the Company are correctly determined in accordance with GAAP and are at least equal to the Company's entire liability for Taxes for the periods indicated therein.   All Taxes that the Company is or was required by Legal Requirements to pay, withhold or collect have been duly paid, withheld or collected and, to the full extent required, have been timely paid to the proper Governmental Body or other Person.
      3.16.4
      All Tax Returns filed by the Company are true, correct, and complete and exact copies of all Tax Returns filed by the Company during the six (6) year period preceding the date hereof have been delivered to the Buyer.
      3.16.5
      Schedule   describes all tax elections and consents filed by the Company with any Governmental Body.   The Company has not ever filed any election or consent under Code Sections 341 or 338.
      3.16.6
      The Company and the Subsidiaries have disclosed on their Tax Returns (i) all   positions taken therein that could reasonable give rise to a substantial understatement of Tax within the meaning of section 6662 of the Code and (ii) all transactions required to be disclosed by Section 6111 of the Code.
      3.16.7
      Except as disclosed on Schedule 3.16.7, the Company and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
    3.17
    Employee Benefits
      3.17.1
       Schedule   describes each Employee Benefit Plan that the Company maintains or to which the Company contributes and each Employee Benefit Plan that the Company formerly maintained or to which the Company ever contributed in the past five (5) years.
      3.17.2
      All required contributions (including all employer contributions and employee salary reduction contributions) have been paid to each Employee Benefit Plan and all required contributions for any period ending on or before the Closing Date which are not yet due have been and shall be accrued and reserved in the Company’s Interim Financial Statements and books and records.   All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.
      3.17.3
      The Company does not maintain, has never maintained, has never contributed, or has ever been required to contribute to any Defined Benefit Plan, Employee Benefit Plan or any arrangement providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents.
      3.17.4
      The Company does not have any Liability arising from any Employee Plan, except for any liability reflected in the Company’s Interim Financial Statement or as accrued in the Ordinary Course of Business since the date of such Interim Financial Statement.
    3.18
    Compliance with Legal Requirements
      3.18.1
      The Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
      3.18.2
      No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company under, or a failure on the part of the Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
      3.18.3
      The Company has never received any notice nor other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
    3.19
    Governmental Authorizations
      3.19.1
      Schedule   contains a complete and correct list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company.   Each Governmental Authorization listed or required to be listed in Schedule   is valid and in full force and effect.   .The Company has fully complied with all conditions and requirements for, or relating to, all Governmental Authorizations.
      3.19.2
      The Company has not received any notice or other communication regarding any actual, alleged or potential (i) violation or failure to comply with any Governmental Authorization or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.
    3.20
    Legal Proceedings; Orders
      3.20.1
      Except as disclosed in Schedule 3.20, there is no pending or threatened Proceeding:   (a) that has been commenced by or against the Company or that otherwise relates to, or may affect the business of, or any of the assets owned, leased or used by the Company, or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
      3.20.2
      There is currently no Order to which the Company is subject.
    3.21
    Absence of Certain Changes and Events
      3.21.1
      Change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
      3.21.2
      Amendment to the Company’s Organizational Documents;
      3.21.3
      Payment of any bonuses to or any increase in any salaries, wages, benefits or other compensation of any stockholder, director, officer, employee, agent or Representative of the Company or entry into any employment or severance agreement or arrangement, or any other Contract with such Person;
      3.21.4
      Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan;
      3.21.5
      Damage to or destruction or loss of any asset or property of any the Company, whether or not covered by insurance, in excess of $25,000;
      3.21.6
      Entry into, termination of, or receipt of notice of termination of any Contract or transaction outside the Ordinary Course of Business or which involves a total remaining commitment by or to the Company of at least $25,000;
      3.21.7
      Sale (other than sales of inventory in the Ordinary Course of Business), license, lease, or other disposition of any asset or property of the Company in excess of $25,000 or imposition of any Encumbrance on any asset or property of the Company;
      3.21.8
      Cancellation, settlement, or waiver of any claims or rights of or against the Company in excess of $25,000;
      3.21.9
      Change in any of the accounting methods or principles used by the Company;
      3.21.10
      Payment or declaration of any dividends or distributions or other payments to its Shareholders or Affiliates, other than normal employment compensation paid in the ordinary course of business;
      3.21.11
      Material change in the conduct or nature of any aspect of the Business, whether or not made in the ordinary course of business and whether or not the change had a Material Adverse Effect;
    3.22
    Contracts; No Defaults
      3.22.1
      Schedule   contains a true, correct and complete list, and the Company has delivered to Buyer true, correct and complete copies, of:
      3.22.2
      Except as set forth in Schedule , each Contract is in full force and effect and is valid and enforceable in accordance with its terms.
      3.22.3
      Except as set forth in Schedule   with respect to each Contract (including, without limitation, those Contracts and agreements disclosed or required to be disclosed in Schedule ):
    3.23
    Material Adverse Changes
    3.24
    Insurance
    3.25
    Environmental Matters
      3.25.1
      The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law and has never engaged in any Hazardous Activity.   The Company, does not have any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible, received, any actual or Threatened Order, notice or other communication from any Governmental Body or Person, or the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
      3.25.2
      There are no pending, potential or Threatened claims or Encumbrances arising under or pursuant to any Environmental Law, or any Environmental, Health and Safety Liabilities..
      3.25.3
      The Company does not have any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities.
      3.25.4
      There are and have been no Hazardous Materials present on, under, about or in the Environment at the Facilities or any properties or assets (whether real, personal or mixed) which the Company (or any predecessor) have ever used, possessed or occupied, or have ever had any interest in, or at any geologically or hydrologically adjoining property, including, without limitation, any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, disposal areas, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon.   Neither the Company, nor any other Person for whose conduct it is or may be held responsible or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities.
      3.25.5
      There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities,   any geologically or hydrologically adjoining property, whether by the Company or any other Person.
      3.25.6
      The Company has not received any notice of claim from any Governmental Authority or any Person regarding any Environmental Health and Safety Liability or under any Environmental Law.
    3.26
    Employees/Representatives
      3.26.1
         Schedule   contains a complete and accurate list of the following information for each officer or director of the Company: (a) name; (b) date of hire, (c) job title; (d) current compensation and bonus paid or payable; and (e) all other unpaid compensation, bonus and overtime pay, accrued or payable for any period prior to the Closing.
      3.26.2
      No employee, officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer or director and any other Person.
      3.26.3
      Schedule   lists each current sales representative, commissioned salesperson, consultant or other agent or representative of the Company (“Representatives”) and all former Representatives terminated within the last 3 years or to which the Company owes any Liability, along with a complete description of the compensation or Liability payable to such Representatives and all Contracts relating thereto, and the Company has delivered to Buyer a true and complete copy of each such Contract and/or all amendments thereto.
      3.26.4
      To Company’s Knowledge, no Representative, director, officer, or other employee of the Company intends to terminate or materially alter his employment or other business relationship with the Company.
    3.27
    Labor Relations; Compliance
    3.28
    Intellectual Property
      3.28.1
         Schedule   contains a complete and accurate list and summary description (including, without limitation, any royalties paid or payable or received by the Company), of all Contracts regarding Intellectual Property Assets and the Company has delivered a true and complete copy of each such Contract and any amendments thereto to the Buyer.
      3.28.2
      The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted and as it has been conducted during the five (5) year period prior to the date hereof.
      3.28.3
      Schedule   contains a complete and accurate list and summary description of all Intellectual Property Assets and the owner thereof.   The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and the Company has the sole and undiminished right to the use of the Intellectual Property Assets without any Liability for royalties or other payments to a third party.
    3.29
    Product Warranty
    3.30
    Product Liability
    3.31
    Customers and Commitments
    3.32
    Finders or Broker Fees
    3.33
    Competitive Interest
    3.34
    Related Party Transactions.
    3.35
    Name; Prior Transactions
    3.36
    Disclosure
      3.36.1
      No representation or warranty of the Company in this Agreement and no statement in the Schedules omits to state any fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
      3.36.2
      No notice given pursuant to this Agreement or otherwise will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.
      3.36.3
      There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) that may have a Material Adverse Affect on the assets, business, prospects, financial condition, or operations of the Company that has not been set forth in this Agreement or the Schedules.
  ARTICLE IVREPRESENTATIONS AND WARRANTIES OF BUYER
    4.1
    Organization and Good Standing
    4.2
    Authority; No Conflict
      4.2.1
      Except as set forth in Schedule , neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
      4.2.2
      Except as set forth in Schedule , Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
    4.3
    Certain Proceedings
  ARTICLE VCOVENANTS OF COMPANY PRIOR TO CLOSING DATE
    5.1
    Access and Investigation
    5.2
    Operation of the Company’s Business
      5.2.1
      Conduct its business only in the Ordinary Course of Business;
      5.2.2
      Preserve intact the current business organization, keep available the services of its current officers, employees, and Representatives, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships the Company;
      5.2.3
      Confer with Buyer concerning operational matters of a material nature;
      5.2.4
      Report periodically to Buyer concerning the status of the Company’s business, operations, and finances; and
      5.2.5
      Not to take any affirmative action, or fail to take any action which may reasonably result in any Breach, failure, error or misrepresentation under any representation, warranty, covenant or provision of this Agreement or in a Material Adverse Effect to the Company or its business, prospects, assets, liabilities or rights.
    5.3
    Requirement; Approvals
      5.3.1
      As promptly as practicable after the date of this Agreement but in no event later than ten (10) business days following the date hereof, the Company shall prepare and cause to be filed with the SEC the preliminary Proxy Statement.   Company shall use its best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, and to promptly respond to any comments of the SEC or its staff.   The Company will use its best efforts to cause the Proxy Statement to be mailed the its shareholders, as promptly as practicable after filing with the SEC.
      5.3.2
      The Company shall, in accordance with applicable law and the Company’s Articles of Incorporation and By-laws, (i) duly call, give notice of, and hold an annual or special meeting of its shareholders for the purpose of taking action on this Agreement and the Contemplated Transaction (“Company Shareholder’s Meeting”).
      5.3.3
      The Company will make all other filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including applicable SEC filings). Between the date of this Agreement and the Closing Date, the Company will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule4.2.2.
    5.4
    Notification
    5.5
    5.6
    No Solicitation or Negotiation
    5.7
    Best Efforts
  ARTICLE VICOVENANTS OF BUYER PRIOR TO CLOSING DATE
    6.1
    Approvals of Governmental Bodies
    6.2
    Best Efforts
  ARTICLE VIICONDITIONS PRECEDENT OF BUYER’S OBLIGATION TO CLOSE
    7.1
    Accuracy of Representations
    7.2
    Satisfactory Due Diligence
    7.3
    Company’s Performance.
      7.3.1
      All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the Aggregate, must have been duly and fully performed and complied with in all respects.
      7.3.2
      Each document, agreement, instrument or certificate required to be executed and/or delivered by the Company shall have been duly executed and/or delivered, as applicable.
    7.4
    Consents
    7.5
    No Proceedings
    7.6
    No Prohibition
    7.7
    Voting Agreement.
    7.8
    Conversion of Preferred Stock.   All issued and outstanding shares of Preferred Stock shall be converted into shares of Company common stock in accordance with the conversion ratio set forth in the Designation of Shares certificate.
    7.9
    Extension of Related Party Debt.   All promissory notes issued by the Company to any shareholder, officer or director was converted to a term out loan whereby the loans were amortized over 36 months at a 12% interest rate with a balloon payment at eighteen months.   A sample of the revised promissory notes is attached as Schedule 7.9.
  ARTICLE VIIICONDITIONS PRECEDENT TO OBLIGATION OF   COMPANY TO CLOSE
    8.1
    Accuracy of Representations
    8.2
    Buyer’s Performance
    8.3
    No Injunction
  ARTICLE IXTERMINATION
    9.1
    Termination Events
      9.1.1
      By either Buyer or the Company if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived in writing;
      9.1.2
      By Buyer if Company commits a default under the Sublease (which is not cured within any applicable cure period)
      9.1.3
      By (a) Buyer if any of the conditions in   have not been satisfied as of the Closing Date of the Subscription Shares or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date of the Subscription Shares; or (b) the Company, if any of the conditions in   has not been satisfied of the Closing Date of the Subscription Shares or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived in writing such condition on or before the Closing Date of the Subscription Shares or the Option Shares;
      9.1.4
      By mutual consent of Buyer and the Company;
      9.1.5
      By Buyer if the Closing of the Subscription Shares has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations under this Agreement) on or before August 31, 2006 or such later date as the parties may agree upon; or
    9.2
    Effect of Termination
  ARTICLE XINDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS
    10.1
    Survival; Right to Indemnification Not Affected by Knowledge
    10.2
    Indemnification and Payment of Damages by the Company
      10.2.1
      Any Breach of any representation or warranty made by the   Company in this Agreement the Schedules, the supplements to the Schedules, or any other certificate or document delivered by the Company pursuant to this Agreement;
      10.2.2
      Any Breach of any covenant or obligation of the Company in this Agreement;
      In order to adequately compensate Buyer for any Damages that it may incur during such time it is a shareholder of the Company, in calculating Damages for which Buyer shall be indemnified pursuant to this Section , the Damages for which the Buyer shall be indemnified shall be increased by an amount sufficient to adequately reimburse Buyer for not only its Damages but also for the loss in value of the Subscription Shares and/or Option Shares resulting from the Company’s payment of any indemnity claims.
    10.3
    Indemnification and Payment of Damages by Buyer
    10.4
    Survival of Representations and Warranties
  ARTICLE XIDEFINITIONS
  ARTICLE XIIGENERAL PROVISIONS
    12.1
    Confidentiality
    12.2
    Expenses
    12.3
    Public Announcements
    12.4
    Notices
    12.5
    Certain Taxes
    12.6
    Further Assurances
    12.7
    Waiver
    12.8
    Entire Agreement and Modification
    12.9
    Construction
    12.10
    Assignments; Successors; No Third Party Rights
    12.11
    Severability
    12.12
    Section Headings
    12.13
    Time of Essence
    12.14
    Governing Law
    12.15
    Arm’s Length Negotiations
    12.16
    Counterparts/Facsimile Signatures

ARTICLE I
SALE AND TRANSFER OF SUBSCRIPTION SHARES; CLOSING

1.1

Sale and Purchase of Subscription Shares

. Subject to the terms and conditions set forth in this Agreement, at the Closing of the Subscription Shares, the Company will issue, sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase from the Company, free and clear of any Encumbrances, 2,617,124   shares (“Subscription Shares”) of the Company’s common stock.  The parties acknowledge and agree that it is their intention for Buyer to own 19.9% percent of the total issued and outstanding shares of the Company’s common stock, on a Fully Diluted Basis immediately following the Closing of the purchase and sale of the Subscription Shares.  In the event that it is later determined that the Subscription Shares are not sufficient for Buyer to own 19.9% of issued and outstanding shares of the Company’s common stock, the Company shall issue, for no additional consideration from Buyer, such number of shares of Company common stock necessary to bring Buyer’s ownership percentage up to 19.9%, on a Fully Diluted Basis.

1.2

Subscription Price

.  The price (the “Subscription Price”) for the Subscription Shares shall be equal to the sum of (a) Twenty-Five Thousand Dollars ($25,000) to be used by the Company solely for working capital purposes (“Cash Subscription Price”), and (b) the following credits (“Subscription Price Credits”):

1.2.1

A rent credit (“Rent Credit”) in the amount of Two Hundred Eighty Eight Thousand Nine Hundred and Seventy Two Dollars ($288,972) to be used to offset rent due and owing to Buyer from the Company following the Closing pursuant to the Sublease Agreement.

1.2.2

A service credit (“Service Credit”) in the amount of Seven Hundred Eleven Thousand and Twenty Eight ($711,028) to be used to offset amounts due and owing to Buyer from the Company for services to be provided by the Buyer to the Company following the Closing at the Buyer’s standard billing rates which are set forth on Schedule 1.2.2 attached hereto.  Such service shall include, but not be limited to, testing, engineering support and administrative services.

The Subscription Price Credits must be fully utilized by the Company on or before September 29, 2010.  If not fully utilized by such date, the Subscription Price Credits will expire and the Buyer will have no further obligation to offset any amounts due and owing by the Company to the Buyer for rent or other services rendered by the Buyer.

1.2.3  Buyer will also grant to Seller an exclusive worldwide license as is, or modified as deemed by Seller, all of its existing and future alternate fuel products, systems, engines and other related technologies including software and hardware to be used in standby power generation and after market automotive CNG conversion and second stage performance industries worldwide through a licensing agreement free of any further royalty and pursuant to terms of the License Agreement attached hereto as Exhibit 1.2.3 and incorporated herein by reference.

1.3

Closing

. Unless this Agreement is terminated pursuant to Section , the closing for the subscription (the “Closing”) provided for in this Agreement will take place at (a) the offices of Quantum Fuel Technologies, Inc., at 10:00 a.m. (local time) on or before August 31, 2006, or (b) at such other time and place as the parties may mutually agree.  Subject to the provisions of , failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section  will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

1.4

Subscription Closing Obligations

. At the Closing:

1.4.1

The Company will deliver the following to Buyer (collectively the “Company’s Closing Documents”):

(a)

A stock certificate issued in the name of Buyer evidencing  Buyer’s ownership of the Subscription Shares;

(b)

A certificate executed by the Company representing and warranting to Buyer that (i) the Subscription Shares constitute 19.9% of the issued and outstanding shares of the Company’s common stock, on a Fully Diluted Basis, and (ii) each of the Company’s representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date of the Subscription Shares as if made on the Closing Date of the Subscription Shares;

(c)

The Consents;

(d)

The Voting Agreement;

(e)

The Sublease Agreement;

(f)

Resolutions duly adopted by the Board of Directors and shareholders of the Company approving the Contemplated Transactions;

(g)

Releases from each of the officers and directors of the Company in the form attached hereto as Exhibit 1.4.1(g);

(h)

A legal opinion from Jeffrey Conrad, Esq., counsel for the Company, in the form attached hereto as Exhibit 1.4.1(h); and

(i)

Such other documents or instruments reasonably requested by Buyer.

1.4.2

Buyer will deliver to the Company:

(a)

The Cash Subscription Price;

(b)

A certificate executed by Buyer representing and warranting to the Company that each of Buyer’s representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date of the Subscription Shares as if made on the Closing Date of the Subscription Shares; and

(c)

Such other documents or instruments reasonably requested by Company.

ARTICLE II

OPTION TO ACQUIRE ADDITIONAL SHARES

2.1

Option to Purchase Additional Shares

. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Buyer the option (the “Option”) to purchase from the Company during the Term (as defined in Section 2.3) that number of issued and outstanding shares of the Company’s common stock that is necessary for the Buyer, immediately following exercise of the Option, to own fifty-one percent (51%) of the Company’s issued and outstanding shares, on a Fully Diluted Basis (“Option Shares”).

2.2

Option Price

. The purchase price (the “Option Price”) for the Option Shares shall be equal to the sum of (a)  One Hundred Thousand Dollars ($100,000), to be used solely by the Company for working capital purposes (“Cash Option Price”), and (b) an additional Service Credit (“Option Price Credits”) in the amount of One Million Dollars ($1,00,000) to be used to offset amounts due and owing to Buyer from the Company for rent or services to be provided by the Buyer to the Company following the Option Closing Date at the Buyer’s standard billing rates which will be established by Buyer on or prior to the Option Closing Date (as defined in Section 2.4).  Such service shall include, but not be limited to, testing, engineering support and administrative services. The Option Price Credits must be fully utilized by the Company on or before September 29, 2014.  If not fully utilized by such date, the Option Price Credits will expire and the Buyer will have no further obligation to offset any amounts due and owing by the Company to the Buyer for services rendered by the Buyer.

2.3

Term of Option.

 The Buyer may exercise the Option at any time following the date of this Agreement and must exercise the Option on or before 5:00 p.m. on the third anniversary date of this Agreement (the “Term”).  Upon the expiration of the Term, the Option, to the extent not exercised before then, shall automatically terminate and become null and void.

2.4

Exercise of Option

. The Buyer may exercise its Option hereunder at any time during the Term by providing the Company with written notice of its intent to exercise (the “Exercise Notice”).  The closing with respect to the acquisition and purchase of the Option Shares by Buyer (“Option Closing”) as a result of the exercise of the Option shall be established by Buyer and set forth in the Exercise Notice but it must occur within thirty (30) days following the date of the Exercise Notice.

2.5

Option Closing Obligations

. At the Option Closing:

2.5.1

The Company will deliver the following to Buyer:

(a)

A stock certificate issued in the name of Buyer evidencing Buyer’s ownership of the Option Shares;

(b)

A certificate executed by the Company representing and warranting to Buyer that each of the Company’s representations and warranties in this Agreement are true and accurate in all respects as of the Option Closing Date;

(c)

A legal opinion from Company’s counsel in form and substance acceptable to Buyer; and

(d)

Such other documents and instruments reasonably requested by Buyer.

2.5.2

Buyer will deliver to the Company:

(a)

The Cash Option Price; and

(b)

Such other documents and instruments reasonably requested by Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

As a material inducement to Buyer entering into this Agreement and knowing and acknowledging that Buyer is relying upon the same, the Company hereby makes to the Buyer, as of the date hereof and as of the Closing Date, the representations and warranties set forth in this .  All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement or in any other closing document delivered by the Company to Buyer in connection herewith shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by Buyer.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.  All representations and warranties of the Company are subject to the exceptions noted in the schedules included in the Disclosure Letter.  Each schedule is numbered to correspond to the paragraph or section of this Agreement to which it relates.

3.1

Organization, Existence and Good Standing

. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

3.2

Foreign Good Standing

. The Company is and has been duly qualified to do business as a foreign corporation and is and has been in good standing under the laws of each state or other jurisdiction during all such times in which either the ownership, leasing or use of the properties owned, leased or used by it, or the nature of the activities conducted by it, required such qualification.

3.3

Power, Authority and Enforceability of the Company

.  The Company has all necessary power and authority to carry on its business as such business is now being conducted, and the Company has the absolute and unrestricted power and authority to execute this Agreement and perform its obligations hereunder.  This Agreement and all related agreements have been duly authorized and approved by the Company by all necessary corporate action in accordance with its Organizational Documents.  This Agreement and, upon execution, the related agreements executed and delivered in connection herewith constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.4

No Conflict

. Except as set forth in Schedule , neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company, of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):  (a) contravene, conflict with, result in a violation of or have any adverse affect upon (i) any provision of the Organizational Documents of the Company, or (ii) any resolution adopted by the Board of Directors or the stockholders of the Company; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement, any Order to which the Company, or any of the assets owned or used by the Company, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; (d) contravene, conflict with, or result in a violation or Breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.  Except as set forth in Schedule  the Company is not nor will it be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.5

Capitalization.

  The authorized capital stock in the Company and the number of outstanding equity securities of the Company are set forth on Schedule .  There are no issued and outstanding shares of Series A, Series B or Series C preferred stock.  All outstanding equity securities of the Company are duly authorized, validly issued, fully paid and non-assessable, and consist solely of the equity securities described in Schedule .  Except as disclosed on Schedule 3.5, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company, no Person has any rights to acquire any shares of capital stock of the Company, and there are no options, calls, warrants or other securities or rights outstanding which relate to, are convertible into or exercisable for any securities of the Company.  Upon payment of the Cash Subscription Price and the Cash Option Price, the Subscription Shares and the Option Shares will have been duly authorized, validly issued and non-assessable.

3.6

Subsidiaries

.  The Company does not have any subsidiaries nor does it  own or hold, directly or indirectly, beneficially or of record, any other direct or indirect interest (whether it be limited liability company interests, partnership interests, common or preferred stock or any comparable ownership interest in any Person), or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest, in any Person.

3.7

Filings with SEC.

  The Company has timely made all filings with SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the “Public Reports”).  Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.8

Financial Statements

.  Company has delivered to Buyer (collectively “Financial Statements”): (a) the audited balance sheet of the Company as of December 31 for 2005, 2004 and 2003, and the related statements of income, changes in stockholders' equity, and statement of cash flow for each of the fiscal years then ended, together with footnotes, the accountant’s report and any opinion thereon, (the “Audited Financial Statements”) and (b) the unaudited balance sheet of the Company as of June 30, 2006 and the related year-to-date unaudited statements of income, changes in stockholders' equity, and cash flow for the period then ended (collectively the “Interim Financial Statements”).  All Financial Statements are true, accurate, complete, and fully and accurately present the properties, financial condition, results of operations, changes in stockholders' equity, and statement of cash flow as of the respective dates and for the periods referred to in such Financial Statements, all in accordance with and pursuant to GAAP.

3.9

Books and Records

.  The books of account, business and accounting records, minute books, stock record books, and other records of the Company (collectively “Records”), are complete, accurate and correct and have been maintained in accordance with reasonable business practices, except as may be disclosed in the Financial Statements.  All Records have been made available to the Buyer for review.  The minute books of the Company contain accurate and complete records of all meetings held and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and maintained in such minute books.  At the Closing, all Records will be delivered to the Buyer.  Buyer had been provided with true, correct and complete copies of the Organization Documents (and all amendments thereto), all stock records, and minute books and records of the Company and the Subsidiaries, respectively.  Such stock records accurately reflect all share transactions and the current ownership of the Company and the Subsidiaries.

3.10

Title to Properties; Encumbrances

.  Except as indicated in Schedule , the Company owns and has absolute, good and marketable title to all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) used in the business or operations of the Company, or reflected in the books, records or Financial Statements of the Company, and all properties and assets purchased or otherwise acquired by the Company since the date of the Interim Financial Statements, except for inventory sold since said dates in the Ordinary Course of Business and consistent with past practice (collectively “Company Assets”).  All Company Assets are free and clear of all Encumbrances, except those Encumbrances described in Schedule .

3.11

Real Property

.

3.11.1

The Company does not nor has it ever owned any real property.

3.11.2

Schedule  lists and describes all real property or interests in real property leased or subleased to or by the Company (“Leased Property”).  The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 3.11.2.

3.12

Condition and Sufficiency of Assets

. Except as disclosed in Schedule , the Company Assets are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put and to conduct the Business, and none of the Company Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

3.13

Accounts Receivable

. All Accounts Receivable that are reflected in the Interim Financial Statements or in the Company’s accounting records as of the respective Closing Dates represent and, at the Closings, will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  Unless paid prior to the respective Closing Dates, the Accounts Receivable are and at the Closing will be current and collectible, in full, subject to no offsets or defenses, except for the amount of any respective reserves shown in the Interim Financial Statements.

3.14

Inventory

. All inventory, whether or not reflected in the Financial Statements, consists and, at the Closing, will consist of good quality and reasonable quantity. Inventories are valued at the lower of weighted average cost or market value.   Our industry experiences changes in technology, changes in market value and availability of the raw materials, as well as changing customer demand.  The Company makes provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made.  As of June 30, 2006, the Company had a reserve for potentially obsolete inventory of $391,327, All inventories have been priced at the lower of cost or market on a first in, first out basis in accordance with GAAP.  The Company has irrevocable customer purchase orders with respect to all work-in-process and finished goods inventory.

3.15

No Undisclosed Liabilities

. Except as set forth in Schedule , the Company does not have any Liabilities except for liabilities reflected in the Interim Financial Statements and current liabilities for trade payables and accrued operating expenses incurred in the Ordinary Course of Business since the date of the Interim Financial Statements.

3.16

Taxes

.

3.16.1

Except as disclosed in Schedule 3.16.1, the Company has filed or caused to be filed, on a timely basis including lawful extensions, all Tax Returns that are or were required to be filed by or with respect to them, pursuant to applicable Legal Requirements.  The Company has paid all Taxes that have or may have become due pursuant to those Tax Returns, any Legal Requirement or otherwise, or pursuant to any assessment received by the Company.  The Company does not have any Liability for Taxes, except for Taxes reserved in its Interim Financial Statement and accrued in the Ordinary Course of Business since the date thereof.

3.16.2

Schedule  contains a complete and current list of all audits of or adjustments to all Tax Returns ending within the six (6) year period immediately preceding the date of the Interim Financial Statements, including a detailed description of the nature, proposed adjustments and outcome of each audit.  Except as described in Schedule , the Company has not given or been requested to give waivers or extensions (or are or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by the Company or for which the Company may be liable.  All deficiencies proposed as a result of such audits have been paid.

3.16.3

The charges, accruals, and reserves with respect to Taxes in the Financial Statements of the Company are correctly determined in accordance with GAAP and are at least equal to the Company's entire liability for Taxes for the periods indicated therein.  All Taxes that the Company is or was required by Legal Requirements to pay, withhold or collect have been duly paid, withheld or collected and, to the full extent required, have been timely paid to the proper Governmental Body or other Person.

3.16.4

All Tax Returns filed by the Company are true, correct, and complete and exact copies of all Tax Returns filed by the Company during the six (6) year period preceding the date hereof have been delivered to the Buyer.

3.16.5

Schedule  describes all tax elections and consents filed by the Company with any Governmental Body.  The Company has not ever filed any election or consent under Code Sections 341 or 338.

3.16.6

The Company and the Subsidiaries have disclosed on their Tax Returns (i) all  positions taken therein that could reasonable give rise to a substantial understatement of Tax within the meaning of section 6662 of the Code and (ii) all transactions required to be disclosed by Section 6111 of the Code.

3.16.7

Except as disclosed on Schedule 3.16.7, the Company and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

3.17

Employee Benefits

.

3.17.1

 Schedule  describes each Employee Benefit Plan that the Company maintains or to which the Company contributes and each Employee Benefit Plan that the Company formerly maintained or to which the Company ever contributed in the past five (5) years.

3.17.2

All required contributions (including all employer contributions and employee salary reduction contributions) have been paid to each Employee Benefit Plan and all required contributions for any period ending on or before the Closing Date which are not yet due have been and shall be accrued and reserved in the Company’s Interim Financial Statements and books and records.  All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

3.17.3

The Company does not maintain, has never maintained, has never contributed, or has ever been required to contribute to any Defined Benefit Plan, Employee Benefit Plan or any arrangement providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents.

3.17.4

The Company does not have any Liability arising from any Employee Plan, except for any liability reflected in the Company’s Interim Financial Statement or as accrued in the Ordinary Course of Business since the date of such Interim Financial Statement.

3.18

Compliance with Legal Requirements

. Except as set forth in Schedule 3.18:

3.18.1

The Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

3.18.2

No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company under, or a failure on the part of the Company to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

3.18.3

The Company has never received any notice nor other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.19

Governmental Authorizations

.

3.19.1

Schedule  contains a complete and correct list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company.  Each Governmental Authorization listed or required to be listed in Schedule  is valid and in full force and effect.  .The Company has fully complied with all conditions and requirements for, or relating to, all Governmental Authorizations.

3.19.2

The Company has not received any notice or other communication regarding any actual, alleged or potential (i) violation or failure to comply with any Governmental Authorization or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

3.20

Legal Proceedings; Orders

.

3.20.1

Except as disclosed in Schedule 3.20, there is no pending or threatened Proceeding:  (a) that has been commenced by or against the Company or that otherwise relates to, or may affect the business of, or any of the assets owned, leased or used by the Company, or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

3.20.2

There is currently no Order to which the Company is subject.

3.21

Absence of Certain Changes and Events

.  Except as set forth in Schedule 3.21, since June 30, 2006, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

3.21.1

Change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

3.21.2

Amendment to the Company’s Organizational Documents;

3.21.3

Payment of any bonuses to or any increase in any salaries, wages, benefits or other compensation of any stockholder, director, officer, employee, agent or Representative of the Company or entry into any employment or severance agreement or arrangement, or any other Contract with such Person;

3.21.4

Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan;

3.21.5

Damage to or destruction or loss of any asset or property of any the Company, whether or not covered by insurance, in excess of $25,000;

3.21.6

Entry into, termination of, or receipt of notice of termination of any Contract or transaction outside the Ordinary Course of Business or which involves a total remaining commitment by or to the Company of at least $25,000;

3.21.7

Sale (other than sales of inventory in the Ordinary Course of Business), license, lease, or other disposition of any asset or property of the Company in excess of $25,000 or imposition of any Encumbrance on any asset or property of the Company;

3.21.8

Cancellation, settlement, or waiver of any claims or rights of or against the Company in excess of $25,000;

3.21.9

Change in any of the accounting methods or principles used by the Company;

3.21.10

Payment or declaration of any dividends or distributions or other payments to its Shareholders or Affiliates, other than normal employment compensation paid in the ordinary course of business;

3.21.11

Material change in the conduct or nature of any aspect of the Business, whether or not made in the ordinary course of business and whether or not the change had a Material Adverse Effect;

3.22

Contracts; No Defaults

.

3.22.1

Schedule  contains a true, correct and complete list, and the Company has delivered to Buyer true, correct and complete copies, of:

(a)

Each Contract that involves the furnishing or performance of services, or the delivery, sale, lease or transfer of goods, materials or products, by the Company in an amount or value in excess of $25,000, including, but not limited to, purchase orders received by the Company;

(b)

Each Contract that involves the furnishing or performance of services to, or the purchase, lease or receipt of goods, materials, inventory, supplies, products or other personal property by the Company in an amount or value in excess of $25,000, including, but not limited to, purchase orders issued by the Company;

(c)

Each material lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property;

(d)

Each Contract under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, has incurred any capitalized lease obligation, or under which any of its tangible or intangible assets, are Encumbered;

(e)

Each material licensing agreement or other Contract with respect to any Intellectual Property Assets, including, without limitation, agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(f)

Each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees or which involves the Company or any former or present employees, agents or representatives of the Company;

(g)

Each profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan, arrangement, contract or Employee Benefit Plan for the benefit of its current or former directors, officers, and employees, except for Employee Benefits Plans and Profit Sharing Plan disclosed in Schedule ;

(h)

Each offer or agreement for the employment of or receipt of any services from any Person on a full-time, part-time, consulting, commission or any other basis, except for oral agreements of employment that are terminable by the Company at will and without any Liability;

(i)

Each joint venture or partnership agreement or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(j)

Each Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

(k)

Each Contract for capital expenditures in excess of $25,000;

(l)

Each warranty, guaranty, or other similar undertaking extended by the Company for or with respect to any Person;

(m)

Each Contract under which the Company has advanced, guaranteed or loaned any amount to or for the benefit of any of its directors, officers, employees or Representatives;

(n)

Each Contract with any employee, officer, director, shareholder, sales representative, consultant, distributor, Representative or agent of the Company;

(o)

Each material Contract relating to Intellectual Property Assets;

(p)

Each Contract providing for a payment or involving an aggregate consideration or value in excess of $25,000;

(q)

Each Contract not entered into in the Ordinary Course of Business;

(r)

Each power of attorney granted by, on behalf of, or to any the Company;

(s)

Each Contract relating to confidentiality or noncompetition;

(t)

Each Contract having a term or period of performance in excess of 90 days; and

(u)

Each proposed or actual amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

3.22.2

Except as set forth in Schedule , each Contract is in full force and effect and is valid and enforceable in accordance with its terms.

3.22.3

Except as set forth in Schedule  with respect to each Contract (including, without limitation, those Contracts and agreements disclosed or required to be disclosed in Schedule ):

(a)

Company is in full compliance with all applicable terms and requirements of each Contract;

(b)

Each other Person that has or had any obligation or liability under any Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

(c)

No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(d)

Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or Breach of, default under or termination or cancellation of, any Contract.

3.23

Material Adverse Changes

. The Company has not suffered or been threatened with, and the Company has no Knowledge of any facts which may cause or result in, any Material Adverse Change to the Company or its business or assets.

3.24

Insurance

. The Company has delivered or made available to Buyer a true and correct copy of each insurance policy (including policies providing property, casualty, liability and workers’ compensation coverage and bond and surety arrangements) to which the Company is a named insured or otherwise the beneficiary of coverage.  With respect to each such insurance policy:  (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (iii) neither the Company nor any other Person is in Breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a Breach or default, or permit termination, modification or acceleration, under the policy; and (iv) no Person has repudiated any provision thereof.    The Company does not have any self-insurance arrangements.

3.25

Environmental Matters

.  Except as set forth in Schedule :

3.25.1

The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law and has never engaged in any Hazardous Activity.  The Company, does not have any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible, received, any actual or Threatened Order, notice or other communication from any Governmental Body or Person, or the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

3.25.2

There are no pending, potential or Threatened claims or Encumbrances arising under or pursuant to any Environmental Law, or any Environmental, Health and Safety Liabilities..

3.25.3

The Company does not have any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities.

3.25.4

There are and have been no Hazardous Materials present on, under, about or in the Environment at the Facilities or any properties or assets (whether real, personal or mixed) which the Company (or any predecessor) have ever used, possessed or occupied, or have ever had any interest in, or at any geologically or hydrologically adjoining property, including, without limitation, any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, disposal areas, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon.  Neither the Company, nor any other Person for whose conduct it is or may be held responsible or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities.

3.25.5

There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities,  any geologically or hydrologically adjoining property, whether by the Company or any other Person.

3.25.6

The Company has not received any notice of claim from any Governmental Authority or any Person regarding any Environmental Health and Safety Liability or under any Environmental Law.

3.26

Employees/Representatives

.

3.26.1

  Schedule  contains a complete and accurate list of the following information for each officer or director of the Company: (a) name; (b) date of hire, (c) job title; (d) current compensation and bonus paid or payable; and (e) all other unpaid compensation, bonus and overtime pay, accrued or payable for any period prior to the Closing.

3.26.2

No employee, officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer or director and any other Person.

3.26.3

Schedule  lists each current sales representative, commissioned salesperson, consultant or other agent or representative of the Company (“Representatives”) and all former Representatives terminated within the last 3 years or to which the Company owes any Liability, along with a complete description of the compensation or Liability payable to such Representatives and all Contracts relating thereto, and the Company has delivered to Buyer a true and complete copy of each such Contract and/or all amendments thereto.

3.26.4

To Company’s Knowledge, no Representative, director, officer, or other employee of the Company intends to terminate or materially alter his employment or other business relationship with the Company.

3.27

Labor Relations; Compliance

. The Company is not a party to any collective bargaining or other labor Contract.  There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company, or (c) any application for certification of a collective bargaining agent.  No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.  The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

3.28

Intellectual Property

.

3.28.1

  Schedule  contains a complete and accurate list and summary description (including, without limitation, any royalties paid or payable or received by the Company), of all Contracts regarding Intellectual Property Assets and the Company has delivered a true and complete copy of each such Contract and any amendments thereto to the Buyer.

3.28.2

The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted and as it has been conducted during the five (5) year period prior to the date hereof.

3.28.3

Schedule  contains a complete and accurate list and summary description of all Intellectual Property Assets and the owner thereof.  The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and the Company has the sole and undiminished right to the use of the Intellectual Property Assets without any Liability for royalties or other payments to a third party.

3.29

Product Warranty

. Each product manufactured, sold, leased or delivered by the Company has been in conformity with all applicable contractual commitments and all expressed or implied warranties, and the Company does not have any Liability (and there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, or demand against the Company with respect to any Liabilities) for replacement or repair thereof or other damages in connection therewith.

3.30

Product Liability

. The Company does not have any Liability (and there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any Liability) directly or indirectly arising out of or relating to the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or any services provided by the Company

3.31

Customers and Commitments

. Schedule 3.31 lists the ten (10) largest customers of, and the 10 largest suppliers to, the Company during the twelve (12) month period ending June 30, 2006, and the respective dollar values of such activities.  The Company has delivered to Buyer all copies of any Contracts evidencing the items listed in Schedule .  To the Knowledge of the Company, no supplier or customer intends to cease dealing with the Company or intends to alter, in any material respect, the amount of such Person’s dealings with the Company.

3.32

Finders or Broker Fees

. There are no broker commissions, finder’s fees or other payments of like nature payable to any Person in connection with the Contemplated Transactions.

3.33

Competitive Interest

. Except as otherwise set forth in Schedule , no officer, director or, to the Knowledge of the Company, no other employee of the Company, owns, directly or indirectly, any interests or has any business or enterprise which is a competitor or potential competitor of the Company.

3.34

Related Party Transactions.

 All of the transactions by the Company have been conducted on an arms length basis.  No portion of the sales or other ongoing business relationship is dependent upon any relationship of any of the officers, directors or other employees of the Company.  Except as disclosed on Schedule 3.34, the Company has not engaged in any purchase, lease, sale or other transaction involving any officer, director, employee, shareholder or representative of the Company, any of their respective representatives, or any Person owned or controlled, in whole or in part, by any such parties.  Except as disclosed on Schedule 3.34, the Company does not have any outstanding loans or other advances, directly or indirectly, to or from any of the Company’s shareholders, any officer, director or employee or representative of the Company. .

3.35

Name; Prior Transactions

. All names under which the Company does business as the date hereof is set forth in Schedule .  Except as set forth on Schedule , the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or change its principal place of business or chief executive office, within the past five (5) years.

3.36

Disclosure

.

3.36.1

No representation or warranty of the Company in this Agreement and no statement in the Schedules omits to state any fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.36.2

No notice given pursuant to this Agreement or otherwise will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.36.3

There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) that may have a Material Adverse Affect on the assets, business, prospects, financial condition, or operations of the Company that has not been set forth in this Agreement or the Schedules.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement of the Company entering into this Agreement and knowing and acknowledging that the Company is relying upon the same, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Company:

4.1

Organization and Good Standing

. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2

Authority; No Conflict

. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the Buyer's Closing Documents.

4.2.1

Except as set forth in Schedule , neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(a)

Any provision of Buyer's Organizational Documents;

(b)

Any resolution adopted by the board of directors or the stockholders of Buyer;

(c)

Any Legal Requirement or Order to which Buyer may be subject; or

(d)

Any Contract to which Buyer is a party or by which Buyer may be bound.

4.2.2

Except as set forth in Schedule , Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3

Certain Proceedings

. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer's Knowledge, no such Proceeding has been Threatened.

ARTICLE V
COVENANTS OF COMPANY PRIOR TO CLOSING DATE

The Company makes the following covenants to Buyer:

5.1

Access and Investigation

.  Between the date of this Agreement and the respective Closing Date, the Company will (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively “Buyer's Advisors”) full and free access to the Company’s personnel, properties (including, without limitation, subsurface testing and Environmental testing and analysis as the Buyer deems appropriate), Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents and data as Buyer may request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may request.

5.2

Operation of the Company’s Business

.  Between the date of this Agreement and the Closing Date, the Company shall:

5.2.1

Conduct its business only in the Ordinary Course of Business;

5.2.2

Preserve intact the current business organization, keep available the services of its current officers, employees, and Representatives, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships the Company;

5.2.3

Confer with Buyer concerning operational matters of a material nature;

5.2.4

Report periodically to Buyer concerning the status of the Company’s business, operations, and finances; and

5.2.5

Not to take any affirmative action, or fail to take any action which may reasonably result in any Breach, failure, error or misrepresentation under any representation, warranty, covenant or provision of this Agreement or in a Material Adverse Effect to the Company or its business, prospects, assets, liabilities or rights.

5.3

Requirement; Approvals

5.3.1

As promptly as practicable after the date of this Agreement but in no event later than ten (10) business days following the date hereof, the Company shall prepare and cause to be filed with the SEC the preliminary Proxy Statement.  Company shall use its best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, and to promptly respond to any comments of the SEC or its staff.  The Company will use its best efforts to cause the Proxy Statement to be mailed the its shareholders, as promptly as practicable after filing with the SEC.

5.3.2

The Company shall, in accordance with applicable law and the Company’s Articles of Incorporation and By-laws, (i) duly call, give notice of, and hold an annual or special meeting of its shareholders for the purpose of taking action on this Agreement and the Contemplated Transaction (“Company Shareholder’s Meeting”).

5.3.3

The Company will make all other filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including applicable SEC filings). Between the date of this Agreement and the Closing Date, the Company will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transaction, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule4.2.2.

5.4

Notification

. Between the date of this Agreement and the Closing Date, the Company will promptly notify Buyer in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company’s representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules if the Schedules were dated as of the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Buyer a supplement to the Schedules specifying such change.  During the same period, the Company will promptly notify Buyer of the occurrence of any Breach of any covenant of the Company in this  or of the occurrence of any event that may make the satisfaction of the conditions in  impossible or unlikely.  Notwithstanding anything contained in this Section , no disclosure, supplement to Schedule or other action taken by the Company as required or described herein shall be deemed to amend or supplement this Agreement or any Schedule, or to cure any misrepresentation, Breach or failure of the Company under this Agreement or to waive any right or remedy of Buyer for such misrepresentation, Breach or failure.

5.5

5.6

No Solicitation or Negotiation

. Until such time, if any, as this Agreement is terminated pursuant to , the Company shall not, and will cause each of its directors, officers, employees, agents or representatives not to, directly or indirectly (a) present any expression of interest, request for proposal, offer, proposal, inquiry, information or agreement to, or have any contact with, any Person (other than Buyer) regarding any actual or potential Sale Transaction, or (b) invite, solicit, initiate, facilitate or encourage any inquiries, proposals or offers from, discuss or negotiate with, provide any information or response to, cooperate in any way regarding, or consider the merits of, any request, offer, information, inquiry or proposal from any Person (other than Buyer) relating in any way to any Sale Transaction. The Company agrees that immediately upon the receipt of any inquiry, proposal or other communication relating in any way to a Sale Transaction, they shall notify Buyer of same and shall provide copies of all such inquiries, proposals and communications to Buyer, together with a detailed summary of all such discussions and communications relating thereto.

5.7

Best Efforts

. Between the date of this Agreement and the Closing Date, the Company will use its Best Efforts to cause the conditions in  to be satisfied.

ARTICLE VI
COVENANTS OF BUYER PRIOR TO CLOSING DATE

Buyer makes the following covenants to the Company:

6.1

Approvals of Governmental Bodies

. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions.  Between the date of this Agreement and the Closing Date, Buyer will cooperate with the Company with respect to all filings that the Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with the Company in obtaining all Consents required under this Agreement.

6.2

Best Efforts

. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in  to be satisfied.

ARTICLE VII
CONDITIONS PRECEDENT OF BUYER’S OBLIGATION TO CLOSE

All of Buyer's obligations under this Agreement, including, without limitation, Buyer’s obligations to purchase the Shares and to take the other actions required to be taken by Buyer under this Agreement or at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

7.1

Accuracy of Representations

.  All the Company’s representations and warranties in this Agreement, individually and in the aggregate, must be and remain accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the respective Closing Date.

7.2

Satisfactory Due Diligence

.  The Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation including, but not limited to, the results of any Environmental investigation and studies.

7.3

Company’s Performance.

7.3.1

All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the Aggregate, must have been duly and fully performed and complied with in all respects.

7.3.2

Each document, agreement, instrument or certificate required to be executed and/or delivered by the Company shall have been duly executed and/or delivered, as applicable.

7.4

Consents

.  All applicable Consents must have been obtained and must be in full force and effect unless waived in writing.

7.5

No Proceedings

.  Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6

No Prohibition

.  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.7

Voting Agreement.

 The Buyer shall have entered into an Agreement (“Voting Agreement”) with those shareholders of the Company owning a sufficient number of the issued and outstanding shares of the Company’s common stock to cause to be appointed those persons designated by the Buyer to the Company’s Board of Directors.  The Voting Agreement shall be in such a form satisfactory to Buyer in its sole discretion.  The Voting Agreement shall provide that (a) the maximum number of members of the Company’s Board of Directors shall not exceed five (5); (b) upon the Closing of the Subscription Shares, the Company’s shareholders shall appoint two (2) persons designated by the Buyer; and (c) upon the Closing of the Options Shares, the Company’s shareholders shall appoint an additional member of the Board of Directors, as designated by the Buyer.  In the event there are an insufficient number of vacancies on the Company’s Board of Directors, the Company’s shareholders shall either request such members of the Board of Directors to resign or remove them.

7.8

Conversion of Preferred Stock.  All issued and outstanding shares of Preferred Stock shall be converted into shares of Company common stock in accordance with the conversion ratio set forth in the Designation of Shares certificate.

7.9

Extension of Related Party Debt.  All promissory notes issued by the Company to any shareholder, officer or director was converted to a term out loan whereby the loans were amortized over 36 months at a 12% interest rate with a balloon payment at eighteen months.  A sample of the revised promissory notes is attached as Schedule 7.9.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATION OF
 COMPANY TO CLOSE

All of the obligations of the Company under this Agreement, including, without limitation, the Company’s obligation to issue the Subscription Shares and the Option Shares and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Company, in whole or in part):

8.1

Accuracy of Representations

.  All of Buyer's representations and warranties in this Agreement, individually and in the Aggregate, must be and remain accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the respective Closing Date as if made on the respective Closing Date.

8.2

Buyer’s Performance

.  All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, individually and in the aggregate, must have been duly and fully performed and complied with in all respects.  Each document, agreement, instrument or certificate required to be executed and/or delivered by Buyer shall have been duly executed and/or delivered, as applicable.

8.3

No Injunction

.  There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale or issuance of the Subscription Shares or the Option Shares by the Company to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE IX
TERMINATION

9.1

Termination Events

.  This Agreement may, by notice given prior to or at the Closing, be terminated:

9.1.1

By either Buyer or the Company if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived in writing;

9.1.2

By Buyer if Company commits a default under the Sublease (which is not cured within any applicable cure period)

9.1.3

By (a) Buyer if any of the conditions in  have not been satisfied as of the Closing Date of the Subscription Shares or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date of the Subscription Shares; or (b) the Company, if any of the conditions in  has not been satisfied of the Closing Date of the Subscription Shares or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived in writing such condition on or before the Closing Date of the Subscription Shares or the Option Shares;

9.1.4

By mutual consent of Buyer and the Company;

9.1.5

By Buyer if the Closing of the Subscription Shares has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations under this Agreement) on or before August 31, 2006 or such later date as the parties may agree upon; or

9.2

Effect of Termination

.  Each party's right of termination under Section  is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections , ,  and 12.4 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE X
INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS

10.1

Survival; Right to Indemnification Not Affected by Knowledge

.  All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, the certificate delivered pursuant to Section , and any other certificate or document delivered pursuant to this Agreement will survive the Closing and continue in perpetuity and in full force and effect thereafter.  The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Dates, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.  Notwithstanding any Knowledge or facts determined by the Buyer, the Buyer shall have the right to fully rely on the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any other documents or papers delivered in connection herewith.  Each representation, warranty, covenant and agreement of the Company contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

10.2

Indemnification and Payment of Damages by the Company

.  The Company will indemnify, defend and hold harmless Buyer, and its respective representatives, stockholders, controlling Persons, and affiliates (collectively the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

10.2.1

Any Breach of any representation or warranty made by the  Company in this Agreement the Schedules, the supplements to the Schedules, or any other certificate or document delivered by the Company pursuant to this Agreement;

10.2.2

Any Breach of any covenant or obligation of the Company in this Agreement;

In order to adequately compensate Buyer for any Damages that it may incur during such time it is a shareholder of the Company, in calculating Damages for which Buyer shall be indemnified pursuant to this Section , the Damages for which the Buyer shall be indemnified shall be increased by an amount sufficient to adequately reimburse Buyer for not only its Damages but also for the loss in value of the Subscription Shares and/or Option Shares resulting from the Company’s payment of any indemnity claims.

10.3

Indemnification and Payment of Damages by Buyer

.  Buyer will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

10.4

Survival of Representations and Warranties

.  All of the representations and warranties of the Company contained in this Agreement shall survive the Closing and continue in full force and effect for a period of three (3) years thereafter, except for the representations and warranties contained in Sections25 (“Exempt Provisions”) which shall survive the Closing and continue in full force and effect forever thereafter in perpetuity.  All representations and warranties of the Buyer under this Agreement shall survive the Closing and continue for a period of three (3) years thereafter.

ARTICLE XI
DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

“Accounts Receivable” shall mean all of the Company’s and the Subsidiaries’ trade accounts receivable, notes receivable, negotiable instruments and chattel paper.

 “Affiliate”  “Affiliate” with respect to any Person means any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such Person including in the case of any Person who is an individual, his or her spouse, any of his or her descendants (lineal or adopted) or ancestors, and any of their spouses.

“Agreement” shall mean this Stock Subscription Agreement and all exhibits and schedules referenced herein.

 “Best Efforts” shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

“Breach” shall mean a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement, any Schedule or any instrument delivered pursuant to this Agreement and will be deemed to have occurred if there is or has been (a) any inaccuracy in, failure or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, whether material or otherwise or (b) any claim by any Person or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision.

“Buyer” shall mean Quantum Fuel Systems Technologies Worldwide, Inc..

 “Closing Date” shall mean the date and time as of which the Closing actually takes place.

“Code” shall mean the Internal Revenue Code of 1986 or any successor law, and all U. S. Treasury regulations and rulings issued by the IRS or any Governmental Authority pursuant to the Internal Revenue Code or any successor law.

 “Consent” or “Consents” shall mean any approval, consent, ratification, waiver, or other authorization (including, without limitation, any Governmental Authorization) of any Person (i) listed in Schedule  or (ii) required to be obtained in order to consummate the Contemplated Transactions.

“Contemplated Transactions” shall mean all of the transactions contemplated by this Agreement, including, without limitation:

-  The sale and issuance of the Subscription Shares and the Option Shares by the Company to Buyer;

- The performance by Buyer and the Company of their respective covenants and obligations under this Agreement; and

- Buyer's acquisition and ownership of the Subscription Shares and Option Shares and exercise of control over the Company.

“Contract” shall mean any agreement (or group of related agreements), contract, obligation, option, commitment, promise or understanding (whether written or oral and whether expressed or implied) (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or Liability, (c) by which the Company or any of the assets owned or used by it is or may become bound, or (d) which may relate to, establish or restrict any rights or obligations affecting the Shares or any present or future securities of the Company.

 “Damages” shall mean all dues, Liabilities, obligations, Taxes, liens, assessments, levies, losses, fines, penalties, claims, damages (including incidental and consequential damages), costs, fees and expenses diminutive in value, including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses incurred in investigating or defending any claims, whether or not involving a Third Party claim.

“Disclosure Letter” – means the disclosure letter delivered by Company to Buyer concurrently with the execution and delivery of this Agreement.

“Employee Benefit Plan” shall mean any qualified and/or non-qualified fringe benefit, disability, health, medical, life insurance, supplemental compensation, incentive, wage continuation, retirement, pension, profit sharing, bonus, deferred compensation, stock ownership or other plan, trust, policy or arrangement involving any past, present or future employee, consultant, representative, or agent of the Company, including without limitation any plan, program or arrangement defined in or relevant to any provision of ERISA.

“Encumbrance” shall mean any charge, claim, community property or dower interest, mortgage, equitable interest, lien, option, pledge, security interest, right of first refusal, contract, Liability or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” shall mean any soil, land surface or subsurface strata, surface waters (including, without limitation, navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream, sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” shall mean any cost, damage, expense, Liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law including, without limitation, any costs, damage, financial responsibility, expenses, liabilities, obligations or other Liability for, arising out of or relating to:

- The Environment;

- The presence, generation, use, handling, transport, recycling, reclamation, disposal, treatment, storage or release of any Hazardous Material;

- Any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

- Fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial and inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

- Any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by any applicable Environmental Law or any Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; and/or

- Any other compliance, corrective, investigative, or remedial measures required under any Environmental Law or any Occupational Safety and Health Law.

The terms “removal,” “remedial,” and “response action,” include, without limitation, the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).

“Environmental Law” shall mean any Legal Requirement that governs, regulates, requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment; (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, oil, or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; (i) Hazardous Activities, Hazardous Materials, pollutants, petroleum products, oil, asbestos or other potentially harmful substances; or (j) the protection of the health, safety and welfare of the public, water health and safety and pollution and/or protection of the Environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

 “Facilities” shall mean any real property, leaseholds, or other interests currently or formerly owned, operated or managed by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

“Fiduciary” shall have the meaning as defined in ERISA §3(21).

“Fully Diluted Basis” means the total number of issued and outstanding shares of the Company’s common stock assuming that all options, warrants, convertible debentures, preferred stock, and all instruments or obligations payable in stock have been exercised.

 “GAAP” shall mean the United States generally accepted accounting principles, consistently applied.

 “Governmental Authorization” shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any: (a) federal, state, local, municipal, foreign, or other government; or (b) governmental or quasi-governmental authority of any nature, including without limitation, (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority or other tribunal, and (iii) any arbitration body or tribunal;

“Hazardous Activity” shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and/or any other act, business, operation, or action that poses a risk of illness or property damage or diminution in value of any property resulting from Hazardous Materials.

“Hazardous Materials” shall mean any waste or other substance that is listed, regulated, defined, designated, or classified under, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant pursuant to, any Environmental Law and shall include materials or equipment containing polchlorinated biphenals or asbestos in any form.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Indebtedness” means all Liabilities, and all interest, fees, prepayment penalties, cancellation charges and other costs and charges relating thereto including without limitation, all Liabilities which (i) in accordance with GAAP should be classified upon a balance sheet as indebtedness; (ii) are for borrowed money or purchase money financing; (iii) are secured by any Lien or other charge upon any property or assets; (iv) are created or arise under any conditional sale or other title retention agreement with respect to any property; and/or (v) arise under any capitalized leases (as defined under GAAP).

 “Intellectual Property Assets” shall include the following assets: (a) the Company’s name, all fictional business names, trade names, registered and unregistered trademarks (“Marks”), service marks and applications; (b) all patents, patent applications, and inventions and discoveries that one may be patentable (“Patents”); (c) all copyrights in both published works and unpublished works (“Copyrights”); and (d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed by the Company, or otherwise referenced in or affected by any Contract (“Trade Secrets”).

 “IRS” shall mean the United States Internal Revenue Service or any successor agency, and the United States Department of the Treasury.

“Knowledge” of any Person shall be deemed to include a particular fact or other matter if: (a) such Person is actually aware of such fact or other matter; or (b) a reasonable Person could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.  A Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served within the prior twelve (12) months, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) and has Knowledge of such fact or other matter.

 “Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, operational memorandum, guidance documents, policy, charter, ordinance, rule, code, principle of common law, case, decision, regulation, statute, or treaty including, without limitation, Environmental Laws, Occupational Safety and Health Laws, Orders, ERISA and the Code.

“Liability” shall mean any liability or obligation whether known or unknown, foreseeable or unforeseeable, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, whether or not required by GAAP to be reserved or provided for on a balance sheet.

“Material Adverse Change (or Effect)” means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, business or prospects of any Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, business or prospects of as Person.

“Occupational Safety and Health Law” shall mean any Legal Requirement which governs, regulates or relates to safety and health conditions or is designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

 “Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” shall mean an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” shall mean the articles or certificates of incorporation and the bylaws of a corporation including any amendments thereto or restatements thereof, and all resolutions of the Board of Directors and stockholders of such corporation.

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator or Person.

 “Release” shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

 “Sale Transaction” shall mean any transaction or series of transactions involving the sale of the business or assets (other than sales of inventory in the Ordinary Course of Business) of the Company, or any of the Shares or any equity interest or capital stock of the Company, or any merger, consolidation, joint venture, partnership, shares exchange, reorganization, business combination, or similar transaction involving the Company.

 “Sublease Agreement” means the Sublease Agreement between Buyer and Company dated ________, 2006.

 “Subsidiary” means, with respect to the Company, a corporation, partnership, limited liability company or other entity of which the Company owns,  directly or indirectly, such number of outstanding shares, membership interests or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity, or which entitles the Company to more than 50% of the assets of such entity upon liquidation and dissolution.

“Tax” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or charge by a Governmental Body of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

 “Threat of Release” shall mean a reasonable possibility of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened” shall mean a claim, Proceeding, dispute, action, or other matter if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter may be asserted, commenced, taken, or otherwise pursued in the future.

ARTICLE XII
GENERAL PROVISIONS

12.1

Confidentiality

.  Except to the extent required by applicable Legal Requirements, the Company will maintain and hold in confidence and not disclose any information concerning the business and affairs of the Company that is not already generally available to the public (“Confidential Information”), refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that the Company is requested or required (by oral question or request for information or documents in any legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section.  If, in the absence of a protective order or the receipt of a waiver hereunder, any of the aforementioned parties is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party shall use its/his Best Efforts to obtain, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

12.2

Expenses

.  Except as otherwise expressly provided in this Agreement, the Company and the Buyer shall each bear their own respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including, but not limited to fees and expenses of agents, representatives, investment bankers, advisors, consultants, legal counsel, and accountants (collectively “Transaction Costs”).  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

12.3

Public Announcements

.  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines.  Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, the Company shall keep this Agreement strictly confidential and may not make any disclosure` of this Agreement to any Person.

12.4

Notices

.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) two (2) business days following the deposit of same in the U.S. mail, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Company:

Probe Manufacturing, Inc.

3050 Pullman Street

Costa Mesa, CA 92626

Attn: Reza Zarif

Fax No.(714) 424-2972

With a copy to:

Jeffrey Conrad, Esq.

301 East Ocean Blvd.

Long Beach, CA 90802

Attn: Jeffrey Conrad

Fax No.(562) 983-0662

Buyer:

Quantum Fuel Technologies Worldwide, Inc.

1123 Indiana Avenue

Goshen, Indiana 46528

Attn:  Michael H. Schoeffler

Fax No. (574) 534-1238

With a copy to:

Kerr, Russell and Weber, PLC

500 Woodward Avenue, Suite 2500

Detroit, Michigan  48226

Attn:  Michael D. Gibson

Fax No.  (313) 961-0388

12.5

Certain Taxes

.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Contemplated Transactions, shall be paid by the Company when due, and Company will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

12.6

Further Assurances

.  The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7

Waiver

.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right, unless done so in writing signed by the party asserting such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8

Entire Agreement and Modification

.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.9

Construction

.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authoring of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute of law shall be deemed and also referred to all rules and regulations promulgated thereunder, unless the context expressly provides otherwise.  The word “including” shall mean including without limitation.  All words used in this Agreement will be construed to be of such gender or number as the circumstances may require.  If any party has Breached any representation, warranty or covenant contained in this Agreement, the fact that such party may not have Breached another representation, warranty or covenant contained in this Agreement which also relates to the same or similar subject matter shall not detract from or mitigate the fact that the party is in Breach of the first representation, warranty or covenant (regardless of the relative levels of specificity among such various representations, warranties or covenants).  In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules, the statements in the body of this Agreement will control.

12.10

Assignments; Successors; No Third Party Rights

.  No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary, parent or affiliate of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing contained in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) and those Persons expressly identified herein as receiving or obtaining rights or benefits hereunder, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

12.11

Severability

.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12

Section Headings

.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.

12.13

Time of Essence

.  Time is of the essence with regard to each party’s performance under this Agreement and all dates and time periods set forth or referred to in this Agreement.

12.14

Governing Law

.  This Agreement will be governed by the internal laws of the State of California without regard to conflicts of laws principles.

12.15

Arm’s Length Negotiations

.  Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of its own free will and executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

12.16

Counterparts/Facsimile Signatures

.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  A facsimile signature of any party shall be immediately binding upon such party and have the same legal effect as an original signature of such party.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WITNESSES:

BUYER:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.,

a Delaware corporation

__________________________________

By:

Its:

__________________________________

COMPANY:

PROBE MANUFACTURING, INC.,
a Nevada corporation

__________________________________

By:

Its:

__________________________________